Exhibit 99.1

For Immediate Release
February 25, 2020

TCG BDC, Inc. Announces Fourth Quarter 2019 Financial Results and Declares First Quarter 2020 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its fourth quarter ended December 31, 2019.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	December 31, 2019	September 30, 2019
Total investments, at fair value	$2,123,964	$2,126,688
Total assets	2,187,533	2,225,990
Total debt	1,177,832	1,202,739
Total net assets	$956,471	$978,601
Net assets per share	$16.56	16.58

	For the three month periods ended
	December 31, 2019	September 30, 2019
Total investment income	$53,465	$55,779
Net investment income (loss)	$25,377	$26,755
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities	$1,459	$(35,744)
Net increase (decrease) in net assets resulting from operations	$26,836	$(8,989)

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.43	$0.45
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments and non-investment assets and liabilities	$0.02	$(0.60)
Net increase (decrease) in net assets resulting from operations	$0.46	$(0.15)
Weighted-average shares of common stock outstanding—Basic and Diluted	58,784,971	59,587,941
Dividends declared per common share	$0.37	$0.37
Special dividends declared per common share	$0.18	$—

Fourth Quarter 2019 Highlights
(dollar amounts in thousands, except per share data)

•
Net investment income for the three month period ended December 31, 2019 was $25,377, or $0.43 per share, as compared to $26,755, or $0.45 per share, for the three month period ended September 30, 2019;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended December 31, 2019 was $1,459, or $0.02 per share, as compared to $(35,744), or $(0.60) per share, for the three month period ended September 30, 2019;

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•
Net increase (decrease) in net assets resulting from operations for the three month period ended December 31, 2019 was $26,836, or $0.46 per share, as compared to $(8,989), or $(0.15) per share, for the three month period ended September 30, 2019;

•	On December 30, 2019, the Company issued $115,000 in aggregate principal amount of 4.750% Senior Unsecured Notes due December 31, 2024;

•
During the three month period ended December 31, 2019, the Company repurchased and extinguished 1,250,321 shares of the Company's common stock pursuant to the Company’s previously announced $100 million stock repurchase program at an average cost of $13.77 per share, or $17.2 million in the aggregate, resulting in accretion to net assets per share of $0.06; and

•	On February 24, 2020, the Board of Directors declared a quarterly dividend of $0.37, which is payable on April 17, 2020 to stockholders of record on March 31, 2020.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of December 31, 2019, the fair value of our investments was approximately $2,123,964, comprised of 136 investments in 112 portfolio companies/investment fund across 28 industries with 63 sponsors. This compares to the Company’s portfolio as of September 30, 2019, as of which date the fair value of our investments was approximately $2,126,688, comprised of 141 investments in 110 portfolio companies/investment fund across 28 industries with 63 sponsors.
As of December 31, 2019 and September 30, 2019, investments consisted of the following:

	December 31, 2019		September 30, 2019
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,585,042	74.63%	$1,447,303	68.05%
First Lien/Last Out Unitranche	78,096	3.68	213,492	10.04
Second Lien Debt	234,532	11.04	232,135	10.92
Equity Investments	21,698	1.02	30,657	1.44
Investment Fund	204,596	9.63	203,101	9.55
Total	$2,123,964	100.00%	$2,126,688	100.00%

The following table shows our investment activity for the three month period ended December 31, 2019:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$216,667	74.77%	$(79,365)	24.81%
First Lien/Last Out Unitranche	8,637	2.99	(177,809)	55.58
Second Lien Debt	19,534	6.74	(17,138)	5.36
Equity Investments	1,925	0.66	(1,570)	0.49
Investment Fund	43,000	14.84	(44,000)	13.76
Total	$289,763	100.00%	$(319,882)	100.00%

Overall, total investments at fair value decreased by 0.1%, or $2,724, during the three month period ended December 31, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, decreased by 1.8%, or $23,489, during the three month period ended December 31, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of December 31, 2019, Credit Fund had total investments at fair value of $1,246,839, which comprised 98.1% of first lien senior secured loans and 1.7% of second lien senior secured loans at fair value. As of December 31, 2019, on a fair value basis, approximately 1.7% of Credit Fund’s investments bear interest at a fixed rate and approximately 98.3% of Credit Fund’s investments bear interest at a floating rate, which primarily are subject to interest rate floors.

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As of December 31, 2019, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 7.91% and 10.44%, respectively, with a total weighted average yield of 8.22%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of December 31, 2019. As of December 31, 2019, on a fair value basis, approximately 0.3% of our debt investments bear interest at a fixed rate and approximately 99.7% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of December 31, 2019 and September 30, 2019:

	December 31, 2019		September 30, 2019
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$39.2	2.06%	$92.5	4.89%
Internal Risk Rating 2	1,501.4	79.12	1,402.9	74.12
Internal Risk Rating 3	132.9	7.00	184.4	9.74
Internal Risk Rating 4	159.0	8.38	187.6	9.91
Internal Risk Rating 5	65.2	3.44	24.5	1.29
Internal Risk Rating 6	—	—	1.0	0.05
Total	$1,897.7	100.00%	$1,892.9	100.00%

As of December 31, 2019 and September 30, 2019, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

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Consolidated Results of Operations
(dollar amounts in thousands, except per share data)
Total investment income for the three month periods ended December 31, 2019 and September 30, 2019 was $53,465 and $55,779, respectively. This $2,314 net decrease was primarily due to a decrease in interest income from our debt portfolio from prepayments of higher yielding investments, non-accruals and a decrease in LIBOR, partially offset by an increase in income recognized from the acceleration of original issue discount from prepayments and an increase in total income from Credit Fund during the three month period ended December 31, 2019.

Total expenses for the three month periods ended December 31, 2019 and September 30, 2019 were $28,088 and $29,024, respectively. This $936 net decrease during the three month period ended December 31, 2019 was primarily attributable to a decrease in interest expense as a result of a decrease in LIBOR and a decrease in incentive and management fees, partially offset by an increase in credit facility fees and professional fees.

During the three month period ended December 31, 2019, the Company recorded a net realized gain and change in unrealized depreciation of $1,459. This was primarily driven by changes in various inputs utilized under our valuation methodology, including, but not limited to, enterprise value multiples, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of December 31, 2019, the Company had cash and cash equivalents of $36,751, notes payable (before debt issuance costs) of $564,200, including senior unsecured notes of $115,000, and secured borrowings outstanding of $616,543. As of December 31, 2019, the Company had $346,457 of remaining unfunded commitments and $268,423 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On February 24, 2020, the Board of Directors declared a quarterly dividend of $0.37, which is payable on April 17, 2020 to stockholders of record on March 31, 2020.

Conference Call

The Company will host a conference call at 8:30 a.m. EST on Wednesday, February 26, 2020 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	December 31, 2019	September 30, 2019
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,960,755 and $1,986,926, respectively)	$1,897,057	$1,893,216
Investments—non-controlled/affiliated, at fair value (amortized cost of $0 and $0, respectively)	—	6,607
Investments—controlled/affiliated, at fair value (amortized cost of $240,696 and $241,705, respectively)	226,907	226,865
Total investments, at fair value (amortized cost of $2,201,451 and $2,228,631, respectively)	2,123,964	2,126,688
Cash and cash equivalents	36,751	70,281
Receivable for investment sold	6,162	5,725
Deferred financing costs	4,032	4,687
Interest receivable from non-controlled/non-affiliated investments	9,462	11,561
Interest receivable from non-controlled/affiliated investments	—	—
Interest and dividend receivable from controlled/affiliated investments	6,845	6,951
Prepaid expenses and other assets	317	97
Total assets	$2,187,533	$2,225,990
LIABILITIES
Secured borrowings	$616,543	$756,511
Notes payable, net of unamortized debt issuance costs of $2,911 and $2,972, respectively	446,289	446,228
Senior Notes	115,000	—
Payable for investments purchased	—	11
Due to Investment Adviser	—	142
Interest and credit facility fees payable	6,764	7,680
Dividend payable	31,760	21,825
Base management and incentive fees payable	13,236	13,726
Administrative service fees payable	77	66
Other accrued expenses and liabilities	1,393	1,200
Total liabilities	1,231,062	1,247,389

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 57,763,811 and 59,013,476 shares issued and outstanding at December 31, 2019 and September 30, 2019, respectively	578	590
Paid-in capital in excess of par value	1,109,238	1,126,845
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(151,712)	(147,201)
Total net assets	$956,471	$978,601
NET ASSETS PER SHARE	$16.56	$16.58

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three months ended
	December 31, 2019	September 30, 2019
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$44,945	$47,118
Other income	1,279	1,756
Total investment income from non-controlled/non-affiliated investments	46,224	48,874
From non-controlled/affiliated investments:
Interest income	—	446
Total investment income from non-controlled/affiliated investments	—	446
From controlled/affiliated investments:
Interest income	3,241	2,459
Dividend income	4,000	4,000
Total investment income from controlled/affiliated investments	7,241	6,459
Total investment income	53,465	55,779
Expenses:
Base management fees	7,702	8,016
Incentive fees	5,383	5,710
Professional fees	866	534
Administrative service fees	97	61
Interest expense	12,026	13,538
Credit facility fees	1,295	545
Directors’ fees and expenses	84	88
Other general and administrative	400	483
Total expenses	27,853	28,975
Net investment income (loss) before taxes	25,612	26,804
Excise tax expense	235	49
Net investment income (loss)	25,377	26,755
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	(20,685)	(10,909)
Controlled/affiliated investments	—	—
Currency gains (losses) on non-investment assets and liabilities	33	—
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	38,808	(22,343)
Non-controlled/affiliated	(6,607)	(48)
Controlled/affiliated	(7,745)	(2,850)
Net change in unrealized currency gains (losses) on non-investment assets and liabilities	(2,345)	406
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	1,459	(35,744)
Net increase (decrease) in net assets resulting from operations	$26,836	$(8,989)
Basic and diluted earnings per common share	$0.46	$(0.15)
Weighted-average shares of common stock outstanding—Basic and Diluted	58,784,971	59,587,941

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through December 31, 2019, TCG BDC has invested approximately $5.6 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Lindsey Lennon
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5038 lindsey.lennon@carlyle.com

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